Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
EASTGROUP PROPERTIES, INC.:

We consent to the incorporation by reference in the registration statements (Nos. 333-193974 and 333-144785) on Form S-3 and the registration statement (No. 333-189069) on Form S-8 of EastGroup Properties, Inc. of our reports dated February 17, 2015, with respect to the consolidated balance sheets of EastGroup Properties, Inc. as of December 31, 2014 and 2013, and the related consolidated statements of income and comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2014, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of EastGroup Properties, Inc.

Our audit report with respect to the consolidated financial statements makes reference to a change in accounting for discontinued operations.

(Signed) KPMG LLP
Jackson, Mississippi
February 17, 2015